UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 12, 2020

Ventas, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.25 par value	VTR	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Ventas, Inc. (“Ventas” or the “Company”) and certain of its subsidiaries are party to a Second Amended and Restated Credit and Guaranty Agreement, dated as of April 25, 2017, as amended, which provides for a $3.0 billion unsecured revolving credit facility (the “Revolving Credit Facility”).  A description of the material terms of the Revolving Credit Facility is set forth in Item 2.03 of the Company’s Current Report on Form 8-K, filed with the SEC on April 28, 2017, which is incorporated in this Item 2.03 by reference.

As of December 31, 2019, approximately $145 million was outstanding under the Revolving Credit Facility. On March 12, 2020, the Company provided notice to the lenders to borrow $2.75 billion under the Revolving Credit Facility, so that a total of $2.9 billion is currently outstanding. The current interest rate for borrowings under the Revolving Credit Facility is 1.7%.

The Company increased its borrowings under the Revolving Credit Facility as a precautionary measure in order to increase liquidity and preserve financial flexibility in light of current uncertainty resulting from the COVID-19 pandemic.  Upon receipt of the full proceeds from the incremental Revolving Credit Facility borrowings, the Company expects to have approximately $2.8 billion in cash on its balance sheet. In accordance with the terms of the Revolving Credit Facility, the amounts borrowed under the incremental Revolving Credit Facility may be used for working capital, general corporate or other purposes permitted by the Revolving Credit Facility.

Item 7.01                          Regulation FD Disclosure.

On March 17, 2020, the Company issued a press release to announce that it is withdrawing its previously announced full year 2020 guidance due to the potential impact of the COVID-19 pandemic and to provide certain other business updates as a result of the COVID-19 pandemic. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed filed with the U.S. Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.  The information in this Current Report shall not be incorporated by reference into any filing of the Company regardless of general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

Not applicable.

(b)  Pro Forma Financial Information.

Not applicable.

(c)  Shell Company Transactions.

Not applicable.

(d)  Exhibits:

Exhibit Number	Description
99.1	Press release issued by the Company on March 17, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VENTAS, INC.

Date: March 17, 2020	By:	/s/ Carey S. Roberts
Carey S. Roberts
Executive Vice President, General Counsel and Ethics & Compliance Officer